Exhibit 99.1

Media Contact:	Investor Contacts:

Tom Huntington	Karen Fisher
DivX, Inc	DivX, Inc.
858.882.0672	858.882.6415
thuntington@divxcorp.com	kfisher@divxcorp.com

Todd Friedman or
Stacie Bosinoff
The Blueshirt Group
415.217.7722
todd@blueshirtgroup.com or
stacie@blueshirtgroup.com

DivX Acquires MainConcept AG, Leading Provider of H.264

Technology

MainConcept Brings Award Winning Technology and Partnerships to Expanding

DivX Ecosystem and Licensing Business

San Diego, CA and Aachen, Germany—November 14, 2007—DivX, Inc. (NASDAQ:DIVX) today announced it has acquired MainConcept AG, a leading provider of H.264 and other high-quality video technologies for the broadcast, film, consumer electronics and computer software markets. The acquisition is a stock and cash transaction valued at approximately $22 million with additional payments of up to approximately $6 million upon the achievement by MainConcept of certain product development goals and certain financial milestones during 2008.

MainConcept designs, manufactures and markets a wide range of high-quality video and audio technology based on industry standards. Its key partners include leading software, entertainment and consumer electronics companies. MainConcept’s portfolio of video technologies, including its industry leading H.264 video codec, is expected to extend the DivX® common media language to additional platforms and formats. The combination of DivX and MainConcept is intended to create a company with substantial scale and resources to deliver products and services that offer the consumer a powerful, yet seamless high-quality media experience.

“We are extremely pleased to add MainConcept to the DivX family,” said Kevin Hell, CEO of DivX. “Company founder Markus Moenig, our new Senior Vice President, has worked with a talented team of engineers to build a successful company with award winning next-generation codec technology that is highly complementary to the core DivX licensing business. MainConcept’s H.264 technology is expected to increase our market opportunity and speed our penetration of key emerging product categories, including mobile, HDTV, set-top boxes and digital still cameras. With this combination, we are executing on our strategy to deliver a seamless and simple digital media experience where any piece of content plays back on any kind of device, and formats and codecs are completely transparent to the end-user.”

“This is a great partnership that we believe will prove beneficial to both MainConcept and DivX,” said Markus Moenig, CEO and Founder of MainConcept AG. “Our product suites and business models are highly complementary, and our combined companies offer a rich solution for the creation, distribution and playback of high-quality video across virtually any platform or device. We look forward to bringing these two great teams together.”

“MainConcept is a solid strategic complement to our high gross margin licensing business,” stated Dan Halvorson, DivX Executive Vice President and Chief Financial Officer. “The increased costs related to operations and the integration of MainConcept could impact our fourth quarter by approximately $0.02 to $0.03 per diluted share. We expect this acquisition to be accretive to our quarterly earnings in the second half of 2008.”

Conference Call

The DivX management team will host a conference call and simultaneous audio webcast today at 5:00 p.m. ET or 2:00 p.m. PT. To access the call, please dial (888) 820-9410 or (913) 312-0641 for international callers. Please call five minutes prior to the scheduled conference call time. The audio webcast will be available at http://investors.divx.com. An audio replay of the conference call will be accessible by telephone after 8:00 p.m. ET or 5:00 p.m. PT until midnight November 22, 2007 by dialing (888) 203-1112 or (719) 457-0820 with the replay code 2301643.

About DivX

DivX, Inc. is a digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today’s consumer media environment—the PC, the television and mobile devices. Over 100 million DivX Certified devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home.

About MainConcept

MainConcept is the worldwide leading provider of high-quality codec technology for the broadcast, film, consumer electronics, computer software, medical imaging and security markets. MainConcept solutions are optimized for various platforms including PCs, set-top boxes, portable media players and mobile phones. MainConcept supports the most popular industry standards such as MPEG-2, MPEG-4 Part 2, H.264/AVC, VC-1, DV, DVCPRO, DVCPRO HD, JPEG2000, AAC, HE-AAC and AC3.

MainConcept is headquartered in Germany with subsidiaries in the USA, Russia, and Japan. The company serves the Asia-Pacific region through key distribution partners in China, Korea, and Taiwan. MainConcept customers include some of the most respected international companies including Adobe, Leitch/Harris, Microsoft, mobiTV, Sonic Solutions, Sony, and Panasonic.

For more information about MainConcept and available codecs visit www.mainconcept.com. Parties interested in licensing MainConcept technology can contact the company at sales(at)mainconcept.com.

Forward Looking Statement

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the anticipated benefits of the acquisition of MainConcept to DivX, its customers and shareholders, activities expected to occur in connection with the acquisition, the anticipated utilization of MainConcept’s products and technology following the acquisition, the expected extension of the DivX common media language to additional platforms and formats, the ability of MainConcept’s H.264 technology to increase the Company’s market opportunity and accelerate penetration of key emerging product categories, the expectation that the acquisition will be accretive to earnings in 2008, and the potential impact of the acquisition on fourth quarter 2007 earnings. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause DivX’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: risks related to the integration of MainConcept technology with the Company’s products; risks related to the implementation of the acquisition; risks related to any uncertainty surrounding the acquisition; risks associated with disruption to the Company as a result of the acquisition; risks that the expected financial effect of the acquisition may not be realized; risks that the expected customer benefits may not be realized and risks associated with the operation of the business in general; the risk that the anticipated benefits of the acquisition may not materialize to the extent expected, or at all; the risk that customer use of DivX technology may not grow as anticipated; the risk that anticipated market opportunities may not materialize at expected levels, or at all; risks and uncertainties related to the maintenance and strength of the DivX brand; DivX’s ability to penetrate existing and new markets; the effects of competition; DivX’s dependence on its licensees and partners; the effect of intellectual property rights claims; and other factors discussed in the “Risk Factors” section of DivX’s quarterly report on Form 10-Q filed with the SEC on November 14, 2007. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, other than as required under applicable securities laws.